Exhibit 4.2

                              FIRST AMENDMENT TO
                         COMMONWEALTH BANKSHARES, INC.
                            1990 STOCK OPTION PLAN

Section 5 of the 1990 Stock Option Plan is hereby amended to read as follows:

             "Upon the exercise of any Option, the Company shall deliver to the Participant authorized but unissued stock. The maximum aggregate number of shares of Common Stock that may be issued pursuant to options granted under this Plan is 45,000, subject to adjustment as provided in Section 9. If an Option is terminated, in whole or in part, for an), reason other than its exercise, the number of shares of Common Stock allocated to the option or portion thereof may be reallocated to other Options to be granted under this Plan." [Emphasis added.]





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                         COMMONWEALTH BANKSHARES, INC.

                            1990 STOCK OPTION PLAN

1.    PURPOSE
      -------

      This Stock Option Plan is intended to assist Commonwealth Bankshares, Inc. in recruiting and retaining key employees with ability and initiative by enabling employees who contribute significantly to the Company to participate in its future success and to associate their interests with those of the Company. The proceeds received by the Company from the sale of Common Stock pursuant to this Plan shall be used for general corporate purposes. This Plan is also intended to assist an Affiliate as hereafter defined in recruiting and retaining key employees with ability and initiative by enabling such employees who contribute significantly to the Affiliate and, thereby, the Company to participate in the Company's future success and to associate their interests with those of the Company.

2.    DEFINITIONS
      -----------

      For purposes of this Plan, the following terms shall have the following meanings:

       (a) Affiliate means any "subsidiary" or "parent" corporation of the Company.

       (b) Agreement means a written agreement (including any amendment or supplement thereto) between the Company and a Participant specifying the terms and conditions of an Option granted to such Participant.

       (c) Board means the Board of Directors of the Company.

       (d) Common Stock means the common stock of the Company.

       (e)  Company means Commonwealth Bankshares, Inc.

       (f) Fair Market value means, on any given date, the fair market value per share of Common Stock determined by the Board using any reasonable method in good faith.

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       (g) Option means a stock option that entitles the holder to purchase from the Company a stated number of shares of Common Stock at the price set forth in an Agreement.

       (h) Participant means an employee of the Company or an employee of an Affiliate, who satisfies the requirements of Section 4 and is selected by the Board to receive an Option.

       (i)  Plan means the Commonwealth Bankshares, Inc. 1989 Stock Option
Plan.

3.    ADMINISTRATION
      --------------

      This Plan shall be administered by the Board. A member of the Board or of the Board of Directors of an Affiliate who is also an employee of the Company or an Affiliate shall be eligible to participate in this Plan. The Board shall have authority to grant options upon such terms (not inconsistent with the provisions of this Plan) as the Board may consider appropriate. Such terms may include conditions (in addition to those contained in this Plan) upon the exercisability of all or any part of an Option. Notwithstanding any such conditions, the Board may, in its discretion, accelerate the time at which any Option may be exercised. In addition, the Board shall have complete authority to interpret all provisions of this Plan; to prescribe the form of Agreements; to adopt, amend, and rescind rules and regulations pertaining to the administration of this Plan; and to make all other determinations necessary or advisable for the administration of this Plan. The express grant in this Plan of any specific power to the Board shall not be construed as limiting any power or authority of the Board. Any decision made, or action taken, by the Board in connection with the administration of this Plan shall be final and conclusive. No member of the Board shall be liable for any act done in good faith with respect to this Plan or any Agreement or Option. All expenses of administering this Plan shall be borne by the Company.

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4.    ELIGIBILITY
      -----------

      (a) General. Any employee of the Company or of an Affiliate who, in the judgment of the Board has contributed or can be expected to contribute to the profits or growth of the Company or an Affiliate, as the case may be, may be granted one or more Options. Directors of the Company or of an Affiliate who are employees are eligible to participate in this Plan.

      (b) Grants. The Board will designate employees to whom Options are to be granted and will specify the number of shares of Common Stock subject to each grant. All Options granted under this Plan shall be evidenced by Agreements that shall be subject to applicable provisions of this Plan and to such other provisions as the Board may adopt.

5.    STOCK SUBJECT TO OPTIONS
      ------------------------

       Upon the exercise of any Option, the Company shall deliver to the Participant authorized but unissued stock. The maximum aggregate number of shares of Common Stock that may be issued pursuant to options granted under this Plan is 25,000, subject to adjustment as provided in Section 9. If an Option is terminated, in whole or in part, for any reason other than its exercise, the number of shares of Common Stock allocated to the Option or portion thereof may be reallocated to other Options to be granted under this Plan.

6.    OPTION PRICE
      ------------

       The price per share for Common Stock purchased by the exercise of any Option granted under this Plan shall be not less than the Fair Market Value on the date such Option is granted.

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7.    EXERCISE OF OPTIONS
      -------------------

      (a) MAXIMUM OPTION PERIOD. No option shall-be exercisable after the expiration of ten years from the date the Option was granted. The terms of any Option may provide that it is exercisable for a period less than such maximum period.

      (b) NONTRANSFERABILITY. Any Option granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution and, during the lifetime of the Participant to whom the Option is granted, may be exercised only by the Participant. No right or interest of a Participant in any Option shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

      (c) EMPLOYEE STATUS. In the event that the terms of any option provide that it may be exercised only during employment or within a specified period of time after termination of employment, the Board may decide in each case to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment.

      (d) VESTING. The terms of any Option may provide that it is exercisable in whole or in part from time to time over such period of time as the Board shall consider appropriate; provided, however, that such period of time shall not exceed the maximum option period as set forth in Section 7(a) hereof.

 8.   METHOD OF EXERCISE
      ------------------

      (a) EXERCISE. Subject to the provisions of Sections 7 and 10, an Option may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Board shall determine. An Option

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granted under this Plan may be exercised with respect to any number of whole shares less than the full number for which the Option could be exercised. Such partial exercise of an option shall not affect the right to exercise the Option from time to time in accordance with this Plan with respect to remaining shares subject to the Option.

      (b) PAYMENT. Unless otherwise provided by the Agreement or permitted by the Board, payment of the Option price shall be made in cash (United States dollars) or a cash equivalent acceptable to the Board. If the Agreement provides or the Board permits, payment of all or a part of the Option price may be made by surrendering shares of Common Stock to the Company. If Common Stock is used to pay all or part of the Option price, the shares surrendered must have a Fair Market Value (determined as of the date of exercise) that is not less than such price or part thereof.

       The preceding paragraph to the contrary notwithstanding, if the Agreement provides, payment of all or part of the Option price may be made in installments. In that event the Company shall lend the Participant an amount equal to not more than ninety percent of the Option price of the shares acquired by the exercise of the Option. This amount shall be payable in not more than five equal annual installments, unless the amount of the loan exceeds the maximum loan value for the shares purchased which value shall be established from time to time by regulations of the Board of Governors of the Federal Reserve System in which event the note shall be payable in equal quarterly installments over a period of time not to exceed five years. The Participant shall pay interest on the unpaid balance at the minimum "test rate" established by the Internal Revenue Service pursuant to Section 483 of the Internal Revenue Code of 1986 as in effect when the Option is granted. All shares acquired with cash borrowed from the Company shall be pledged to the Company as security for

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the repayment of the note. Shares of stock will be released from such pledge proportionately as payments of the note (together with interest) are made, provided the release of such shares complies with the regulations of the Federal Reserve System relating to securities credit transactions then applicable. While shares are so pledged, and so long as there has been no default in the installment payments, such shares shall remain registered in the name of the Participant, and he shall have the right to vote such shares and to receive all dividends paid thereon.

       (c) SHAREHOLDER RIGHTS. No Participant shall, as a result of receiving any Option, have any rights as a shareholder until the date he exercises such Option.

9.    CHANGE IN CAPITAL STRUCTURE
      ---------------------------

      Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option, and the price per share thereof in each such Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock of the Company resulting from a subdivision or consolidation of shares or the payment of a stock dividend (but only on the Common Stock), a stock split-up or any other increase or decrease in the number of such shares effected without receipt of cash or property or labor or services by the Company.

       Subject to any required action by the shareholders of the Company, if the Company shall be the surviving corporation in any merger or consolidation, each outstanding Option shall pertain to and apply to the securities to which a holder of the number of shares of Common Stock subject to this option would have been entitled. A dissolution or liquidation of the Company or a merger or consolidation in which the Company is not the surviving corporation, shall cause each outstanding Option to terminate, provided that each Participant shall, in

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such event, have the right immediately prior to such dissolution or liquidation, or merger or consolidation in which the Company is not the surviving corporation, to exercise his option.

       In the event of a change in the Common Stock of -the Company as presently constituted, which is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the Common Stock within the meaning of the Plan.

       To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Board, whose determination in that respect shall be final, binding and conclusive.

      Except as hereinbefore expressly provided in this Section 9 a Participant shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger, or consolidation or spin-off of assets or stock of another corporation, and any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to this Option.

      The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

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10.   COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES
      -----------------------------------------------------

      No Option shall be exercisable, no Common Stock shall be issued, no certificates for shares of Common Stock shall be delivered, and no payment shall be made under this Plan except in compliance with all applicable federal and state laws and regulations and rules of all domestic stock exchanges on which the Company's shares may be listed. The Company shall have the right to rely on the opinion of its counsel as to such compliance. Any share certificate issued to evidence Common Stock for which an Option is exercised may bear such legends and statements as the Board may deem advisable to assure compliance with federal and state laws and regulations. No Option shall be exercisable, no Common Stock shall be issued, no certificate for shares shall be delivered, and no payment shall be made under this Plan until the Company has obtained such consent or approval as the Board may deem advisable from regulatory bodies having jurisdiction over such matters.

11.   GENERAL PROVISIONS
      ------------------

       (a) EFFECT ON EMPLOYMENT. Neither the adoption of this Plan, its operation, nor any documents describing or referring to this Plan (or any part thereof) shall confer upon any employee any right to continue in the employ of the Company or an Affiliate or in any way affect any right and power of the Company or an Affiliate, as the case may be, to terminate the employment of any employee at any time with or without assigning a reason therefor.

       (b) UNFUNDED PLAN. This Plan, insofar as it provides for grants, shall be unfunded, and the Company shall not be required to segregate any assets that may

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at any time be represented by grants under the Plan. Any liability of the
Company to any person with respect to any grant under this Plan shall be based solely upon any contractual obligations that may be created pursuant to this Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

       (c) RULES OF CONSTRUCTION. Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference. The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

12.   AMENDMENT
      ---------

       The Board may amend or terminate this Plan from time to time; provided, however, that no amendment may become effective until shareholder approval is obtained if the amendment (i) increases the aggregate number of shares that may be issued under Options or (ii) changes the class of employees eligible to become Participants. No amendment shall, without a Participant's consent, adversely affect any rights of such Participant under any Option outstanding at the time such amendment is made.

13.   DURATION OF PLAN
      ----------------

       No Option may be granted under this Plan more than ten years after the earlier of (i) the date the Plan is adopted by the Board or (ii) the date the Plan is approved by the Company's shareholders. Options granted before the expiration of such ten-year period shall remain valid in accordance with their terms.

14.   EFFECTIVE DATE OF PLAN
      ----------------------

      Options may be granted under this Plan upon its adoption by the Board, provided that no option will be effective unless this Plan is approved by shareholders holding a majority of the Company's outstanding voting stock within twelve months of such adoption.